Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Prologis 401(k) Savings Plan

Denver, CO

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-178955) of Prologis, Inc. of our report dated June 7, 2024, relating to the financial statements and supplemental schedule of the Prologis 401(k) Savings Plan which appear in this Form 11-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.

Denver, CO

June 7, 2024